UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 25, 2009 (September 21, 2009)

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

THORIUM POWER, LTD.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 21, 2009, Lightbridge Corporation, a Nevada company (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to amend the Company’s current Articles of Incorporation to (1) change the name of the Company from “Thorium Power, Ltd.” to “Lightbridge Corporation,” and (2) effect a 1-for-30 reverse split of the Company’s outstanding common stock.  The foregoing description of the provisions of the Certificate of Amendment is qualified in its entirety by reference to the provisions of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company’s common stock is 53224K 104.  The Company expects to receive a new symbol for quotation on the Over The Counter Bulletin Board within the next few days.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 21, 2009.
99.1	Press Release dated September 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: September 25, 2009

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 21, 2009.
99.1	Press Release dated September 25, 2009.